Exhibit 10.2
AMENDMENT NO. 2 TO CONVERTIBLE DEBENTURE

THIS AMENDMENT NO. 2 TO CONVERTIBLE DEBENTURE (the “Amendment”) is made effective as of the 4th day of May, 2009, by and between Microfluidics International Corporation, a Delaware corporation (the “Company”), and Global Strategic Partners, LLC , a Delaware limited liability company (the “Investor”).

R E C I T A L S

WHEREAS, the Company and Investor entered into a Debenture and Warrant Purchase Agreement dated as of November 14, 2008 whereby the Investor purchased a $5,000,000 convertible debenture (the “Debenture”);

WHEREAS, pursuant to that certain Amendment No. 1 to the Debenture and Note Purchase Agreement and Amendment No. 1 to the Convertible Debenture dated as of November 17, 2008 the Company and the Investor amended certain terms of the Debenture; and

WHEREAS, the Company and the Investor would like to further amend the Debenture as provided herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Investor and the Company hereby agree that the Debenture shall be amended as set forth herein, and the parties hereto further agree as follows:

1. Definitions.  Except as otherwise provided herein, capitalized terms used in this Amendment shall have the meanings set forth in the Debenture.

2. Amendments.

2.1 Section 1 of the Debenture is hereby amended in its entirety to read as follows:

“1.           Interest on the outstanding principal amount of this Convertible Debenture (this “Debenture”) shall be computed on the basis of twelve 30-day months in a 360-day year and shall be payable quarterly in arrears.  The principal of this Debenture shall bear interest at the rate of nine percent (9%) per annum, or if less, at the highest rate permitted by applicable law.  All accrued but unpaid interest on the principal amount of this Debenture shall be due and payable in cash on the first business day of each calendar quarter (each an “Interest Payment Date”).  Notwithstanding the foregoing, the interest payments due and payable on each of July 1, 2009, October 1, 2009 and January 4, 2010 shall be deferred (collectively, the “Deferred Payments”).  Interest shall accrue on the outstanding Deferred Payments at the rate of nine percent (9%) per annum, or if less, at the highest rate permitted by applicable law.  The Deferred Payments and any interest accrued thereon shall be payable in eight equal quarterly installments payable on the first day of such quarter beginning on April 1, 2010 and continuing through January 2, 2012, as set forth on Exhibit A, hereto. Payment of the Deferred Payments and any interest accruing thereon shall be made in addition to any interest payment regularly due and payable on such Interest Payment Date.”

2.2 Section 8 of the Debenture is hereby amended in its entirety to read as follows:

Payment of the principal and interest on this Debenture shall be made in money of the United States of America which at the time of payment is legal tender for the payment of public and private debts, by wire transfer in immediately available funds to the account set forth on Exhibit B hereto or such other account as the Holder shall from time to time designate to the Issuer in writing, or, if requested by the Holder, by certified or back cashier’s check payable to the Holder, mailed to the Holder at the address set forth herein, or such other address as shall be designated in writing by the Holder to the Issuer.

2.3 Exhibit A, as attached hereto, is made a part of the Debenture and fully incorporated therein.

2.4 Exhibit B, as attached hereto, is made a part of the Debenture and fully incorporated therein.

3. Terms of Debenture.  Except as expressly modified hereby, all terms, conditions and provisions of the Debenture shall continue in full force and effect.

4. Conflicting Terms.  In the event of any inconsistency or conflict between the Debenture, on the one hand, and this Amendment, on the other hand, the terms, conditions and provisions of this Amendment shall govern and control.

5. Entire Agreement. This Amendment and the Debenture constitute the entire and exclusive agreement between the parties with respect to the subject matter hereof and thereof.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

COMPANY:

Microfluidics International Corporation

By: /s/ Michael C. Ferrara
Name: Michael C. Ferrara
Title: President and Chief Executive Officer

INVESTOR:

Global Strategic Partners, LLC

By: /s/ Bruce Wendel
Name: Bruce Wendel
Title: Authorized Person